UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2022

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2022, Tetra Tech, Inc. (the “Company”) announced that Christiana Obiaya has been appointed to the Board of Directors of the Company (the “Board”), effective January 2, 2023, to serve until the next Annual Meeting of Stockholders or until her successor has been duly chosen and qualified.  The Board will consist of nine members, including Ms. Obiaya, at that time.  She will serve as a member of the Audit Committee and Strategic Planning and Enterprise Risk Committee.

Ms. Obiaya, 40, has been Chief Financial Officer of Heliogen, a renewable energy technology company that uses AI-enabled solar technology to support the clean energy transition, since December 2021. She also serves as Head of Heliogen's Executive Committee.

From 2017 to 2021, Ms. Obiaya served as Chief Financial Officer and head of strategy for Bechtel’s multi-billion-dollar, global Energy business unit. She also held various leadership roles at Bechtel in finance; strategy; and project development, investment, and execution from 2010 to 2017. Prior to joining Bechtel, Ms. Obiaya worked on renewable energy projects supporting energy access for rural communities in Kenya and India from 2008 to 2009. She began her career as an engineer at a multinational consumer goods company from 2004 to 2008, designing products and scaling up manufacturing processes. Ms. Obiaya holds a Master of Business Administration and a Bachelor of Science in Chemical Engineering from the Massachusetts Institute of Technology.

Ms. Obiaya will receive compensation for her service as a non-employee director in accordance with the Company’s non-employee director compensation program. Under this program, Ms. Obiaya will receive (1) an annual retainer of $100,000; (2) $2,000 for each meeting attended, when the number of Board meetings during the year has exceeded eight; and (3) an annual long-term equity award with a grant date fair value of $150,000, consisting sixty percent of performance stock units and forty percent of restricted stock units, each pro-rated for the portion of time that she is expected to serve as a director of the Company before the next annual award.

Item 8.01.	Other Events.

On November 15, 2022, the Company issued a press release announcing the matter described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 15, 2022.
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: November 15, 2022	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer

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